UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):      October 14, 2003

Imperial Parking Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15629	91-2161409

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Cordova Street, Suite 300
Vancouver, BC, Canada V6B 1G1

(Address of principal executive offices/Zip Code)

Former name, former address, and former fiscal year, if changed since last report:

Item 5.   Other Events

On October 14, 2003, the Company issued a press release to announce that the Special Committee of its Board of Directors has received indications of interest from a number of parties for a potential acquisition of the Company. The Special Committee, with the concurrence of the Board of Directors, has determined to explore certain of these preliminary indications. The Special Committee was formed in January 2003 in order to explore strategic alternatives in light of the decision by Gotham Partners Management Co. LLC to sell its 31% ownership interest in the Company. A copy of the press release is attached as Exhibit 99.1.

Item 7.   Financial Statements and Exhibits

(a)	Financial Statements of business acquired.

None.

(b)	Proforma Financial Information.

None.

(c)	Exhibits.

The following exhibits are filed herewith:

S-K Item
Number	Description

99.1	Text of press release dated October 14, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL PARKING CORPORATION

Date:	October 31, 2003	By:	/s/ J. Bruce Newsome

J. Bruce Newsome
Chief Financial Officer

EXHIBIT INDEX

S-K Item
Number	Description

99.1	Text of press release dated October 14, 2003.